Exhibit 10.1

Eighth Amendment to Credit Agreement and Guaranty

This Eighth Amendment to Credit Agreement and Guaranty, dated as of February 9, 2024 (this “Eighth Amendment”), is entered into by and among, Agile Therapeutics, Inc., a Delaware corporation (the “Borrower”), the Lenders party hereto (each a “Lender” and collectively, the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as a lender and as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Recitals

Whereas, the Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement and Guaranty, dated as of February 10, 2020 (as amended by that certain Waiver and First Amendment to Credit Agreement and Guaranty dated as of February 26, 2021, that certain Waiver and Second Amendment to Credit Agreement and Guaranty dated as of January 7, 2022, that certain Waiver and Third Amendment to Credit Agreement and Guaranty dated as of March 10, 2022, that certain Fourth Amendment to Credit Agreement dated as of May 11, 2022, that certain Fifth Amendment to Credit Agreement and Guaranty dated July 25, 2022, that certain Waiver and Sixth Amendment to Credit Agreement and Guaranty dated March 21, 2023, and that certain Seventh Amendment to Credit Agreement and Guaranty dated October 30, 2023, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Eighth Amendment, the “Credit Agreement”);

Whereas, the Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Existing Credit Agreement; and

Whereas, Administrative Agent and the Lenders are willing to make such amendments to the Existing Credit Agreement, in accordance with and subject to the terms and conditions of this Eighth Amendment.

Now, Therefore, in consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

Definitions

Section 1.1.Certain Definitions.  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Existing Credit Agreement.

ARTICLE II

Amendment

Section 2.1.Amendments to Credit Agreement.  Upon satisfaction of the conditions set forth in Article III hereof, the Borrower, the Guarantors, the Lenders and the Administrative Agent hereby agree that:

(a)Section 1.01 (Certain Defined Terms) of the Existing Credit Agreement is hereby amended by amending and restating the definition of “Stated Maturity Date” in Section 1.01 to read as follows:

“Stated Maturity Date” means March 11, 2024.

ARTICLE III

Effectiveness

Section 3.1.Effectiveness.  The effectiveness of this Eighth Amendment is subject to the Administrative Agent’s receipt of a copy of this Eighth Amendment duly executed by each Obligor and Lender party hereto (such date, the “Eighth Amendment Effective Date”).

ARTICLE IV
Miscellaneous

Section 4.1. Reference to and Effect on the Loan Documents.

(a)This Eighth Amendment constitutes a Loan Document.  On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement after giving effect to this Eighth Amendment.

(b)Except as specifically set forth in this Eighth Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

Section 4.2.Headings.  The headings in this Eighth Amendment are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Eighth Amendment.

Section 4.3.Governing Law.  This Eighth Amendment, and all questions concerning the construction, validity, enforcement and interpretation of the Eighth Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

Section 4.4.Counterparts.  This Eighth Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Eighth Amendment.  Delivery of an executed counterpart of this Eighth

Amendment by facsimile, DocuSign or a scanned copy by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Eighth Amendment.

Section 4.5.Severability.  If any term or other provision of this Eighth Amendment is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Eighth Amendment will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Eighth Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 4.6.Binding Effect.  This Eighth Amendment will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto.

Section 4.7.Incorporation of Sections 13.10 and 13.11 of the Credit Agreement.  The provisions set forth in Sections 13.10 (Jurisdiction, Service of Process and Venue) and 13.11 (Waiver of Jury Trial) of the Credit Agreement shall apply to this Eighth Amendment in all respects.

[Remainder of page intentionally left blank; signatures on following pages]

In Witness Whereof, the parties hereto have caused this Eighth Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Borrower:

Agile Therapeutics, Inc.

By:_/s/ Al Altomari______________________
Name: Al Altomari
Title: CEO

Administrative Agent and Lenders:

Perceptive Credit Holdings II, LP

By: Perceptive Credit Opportunities GP, LLC, its general partner

By:	/s/ Sandeep Dixit

Name: Sandeep Dixit

Title: Chief Credit Officer

By:	/s/ Sam Chawla

Name: Sam Chawla

Title: Portfolio Manager